UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2007

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

903 Calle Amanecer, Suite 100 San Clemente, California	92673
(Address of Principal Executive Office)	(Zip Code)

(949) 369-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On January 17, 2007, Sunstone Hotel Investors, Inc. (the “Company”) appointed Steven R. Goldman, 45, Chief Executive Officer, effective March 19, 2007.

Since 2003, Mr. Goldman has been Executive Vice President of Acquisitions and Development for Global Hyatt Corporation (“Hyatt”), where he was responsible for hotel development and oversight of Hyatt’s capital investments in hotel assets. Prior to joining Hyatt, from 1996 to 2003, Mr. Goldman held several management positions within Starwood Hotels and Resorts and Starwood Capital Group.

There are no arrangements or understanding between Mr. Goldman or any other person(s) pursuant to which he was selected as an officer, and the Company has not entered into, nor has any currently proposed plans to enter into, any transactions in which Mr. Goldman has or will have a direct or indirect material interest. In addition, there are no family relationships between Mr. Goldman and any other director or executive officer of the Company.

The Company has entered into an employment agreement with Mr. Goldman that provides that Mr. Goldman will serve as Chief Executive Officer of the Company and Sunstone Hotel Partnership, LLC, the Company’s operating partnership. The agreement has an initial term of five years, commencing on March 15, 2007, and will be automatically extended for additional one-year periods, unless terminated by either party upon ninety days notice prior to the renewal date.

The agreement provides for an annual base salary of $600,000. Salary may be increased from time to time in the Company’s sole discretion, and Mr. Goldman will be entitled to an annual increase equal to the greater of 4% and any annual cost-of-living increase granted generally to senior executives. Mr. Goldman will also be entitled to an annual incentive bonus with a target amount of 150% of his salary and a guaranteed minimum of $450,000 for 2007. The agreement provides that Mr. Goldman will receive a restricted stock grant valued at $6,000,000 (with the stock valued based on the average closing price of the Company’s common stock on the New York Stock Exchange for the twenty consecutive trading days immediately preceding the date of board action). The restricted stock will vest in equal installments over five years, beginning on the date of grant. Mr. Goldman will be eligible to earn additional annual equity awards having a minimum value between $1,400,000 and $1,600,000, which shall be granted subject to meeting either company or individual performance targets. Mr. Goldman will be eligible to participate in welfare benefit plans on terms and conditions no less favorable than those applicable to senior executives of the Company and receive additional life insurance coverage consistent with that amount that is provided to the current chief executive officer of the Company. Mr. Goldman will also be eligible to participate in all incentive plans and savings/retirement plans generally available to senior executives of the Company on terms and conditions no less favorable than those applicable to senior executives. Mr. Goldman will also receive (i) a reimbursement in the amount of his reasonable, actual out-of-pocket, documented expenses associated with his relocation, (ii) a reimbursement in the amount of $5,000 per month for reasonable and actual out-of-pocket temporary living expenses for a period of six months, (iii) a reimbursement of up to $19,975 in certain attorney fees and (iv) if any of the preceding reimbursements is taxable to Mr. Goldman, a cash payment so that Mr. Goldman will be in the same position as he would have been had no taxes been imposed. The aggregate amount of reimbursements described in (i) (ii) and (iv) above cannot exceed $300,000.

If the Company terminates Mr. Goldman without cause or he terminates his employment for good reason, Mr. Goldman will receive all of the following amounts: (1) salary and accrued vacation through the date of termination; (2) unpaid bonus owed for any completed fiscal year before the date of termination; (3) a severance payment equal to Mr. Goldman’s salary plus a bonus severance amount (which will be $500,000 if the termination occurs after his first year of employment, and the actual annual bonus that he earned in the prior calendar year if the termination occurs after his first year of employment, except that the bonus severance amount will be no less than one-half of the target annual bonus for the year in which termination occurs); (4) twenty-four months of continued health insurance coverage for Mr. Goldman and his dependents; and (5) all outstanding and then unvested equity awards will become fully vested and exercisable. If a change in control of the Company occurs and the Company terminates Mr. Goldman without cause or Mr. Goldman terminates his employment for good reason (in each case within two years after or within six months prior to the change in control), then he will be entitled to the same amounts as specified above, except that the severance payment described in (3) above will equal three times the sum of salary the actual annual bonus earned in the prior year. In the event that any payment or distribution to be made to Mr. Goldman pursuant to this agreement would exceed 110% of the maximum amount permitted under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) to be received without incurring an excise tax under Section 4999 of the Code (“Section 280G Maximum”), then the Company will make a gross-up payment to Mr. Goldman in an amount which covers the excise tax due plus the excise and income taxes payable on the gross-up payment. If the payment does not exceed 110% of the 280G Maximum, then, such payment will be reduced to the extent necessary to avoid incurrence of the excise tax under Section 4999 of the Code. If the Company determines that on the date of termination or such other relevant time, Mr. Goldman is a “specified employee” (as defined in Section 409A of the Code) and that any payments to be provided to Mr. Goldman pursuant to the agreement are or may become subject to additional taxes or penalties under Section 409A, then (i) such payments will be delayed until six months after “separation from service” (as defined in Section 409A) or such shorter period deemed sufficient by the Company to avoid any additional taxes or penalties under Section 409A, and (ii) the payments will be increased by an amount equal to the interest on such payments for the period of the delay.

In conjunction with his employment agreement, Mr. Goldman also entered into a non-disclosure agreement and a non-competition agreement with the Company that restricts him from directly or indirectly engaging in any business that is directly competitive with the Company’s business and/or having ownership interests in any business that is, directly or indirectly, competitive with the Company’s business, with exceptions for existing investments and direct or indirect ownership of up to three percent of the outstanding equity interests of any public company. The non-competition provisions apply during Mr. Goldman’s employment and for one year after his termination (unless his employment is terminated by the Company without cause or by Mr. Goldman for good reason). The non-competition agreement also prevents Mr. Goldman from soliciting the Company’s employees for one year following any termination of his employment.

In conjunction with his employment agreement, Mr. Goldman also entered into an indemnification agreement with the Company providing that the Company will indemnify and advance expenses to Mr. Goldman in the case of certain claims made against him by virtue of his position with the Company.

A copy of the Company’s press release announcing the appointment of Mr. Goldman to the position of Chief Executive Officer is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press Release dated January 17, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: January 17, 2007	By:	/s/ ROBERT A. ALTER
Robert A. Alter Chief Executive Officer